Exhibit (m)(i)(2) Exhibit A
ETF
SPDR® Russell 1000® ETF
SPDR® Russell 2000 ETF
SPDR® S&P® 500 Growth ETF
SPDR® S&P® 500 Value ETF
SPDR® Russell Small Cap Completeness® ETF
SPDR® S&P® 400 Mid Cap Growth ETF
SPDR® S&P® 400 Mid Cap Value ETF
SPDR® S&P® 600 Small Cap ETF
SPDR® S&P® 600 Small Cap Growth ETF
SPDR® S&P® 600 Small Cap Value ETF
SPDR® Global Dow ETF
SPDR® Dow Jones REIT ETF
SPDR® S&P® Bank ETF
SPDR® S&P® Capital Markets ETF
SPDR® S&P® Insurance ETF
SPDR® Morgan Stanley Technology ETF
SPDR® S&P® Dividend ETF
SPDR® S&P® Aerospace & Defense ETF
SPDR® S&P® Biotech ETF
SPDR® S&P® Health Care Equipment ETF
SPDR® S&P® Health Care Services ETF
SPDR® S&P® Homebuilders ETF
SPDR® S&P® Metals & Mining ETF
SPDR® S&P® Oil & Gas Equipment & Services ETF
SPDR® S&P® Oil & Gas Exploration & Production ETF
SPDR® S&P® Pharmaceuticals ETF
SPDR® S&P® Retail ETF
SPDR® S&P® Semiconductor ETF
SPDR® S&P® Software & Services ETF
SPDR® S&P® Telecom ETF
SPDR® S&P® Transportation ETF
SPDR® S&P® Regional Banking(SM) ETF
SPDR® Barclays 1-3 Month T-Bill ETF
SPDR® Barclays Intermediate Term Treasury ETF
SPDR® Barclays Long Term Treasury ETF
SPDR® Barclays TIPS ETF
SPDR® Barclays 0-5 Year TIPS ETF
SPDR® Barclays 1-10 Year TIPS ETF
SPDR® Barclays Aggregate Bond ETF
SPDR® Nuveen Barclays Municipal Bond ETF
SPDR® Barclays International Treasury Bond ETF
SPDR® Nuveen Barclays Short Term Municipal Bond ETF
SPDR® Nuveen Barclays California Municipal Bond ETF
SPDR® Nuveen Barclays New York Municipal Bond ETF
SPDR® Barclays High Yield Bond ETF
SPDR® Barclays International High Yield Bond ETF

SPDR® DB International Government Inflation-Protected Bond ETF
SPDR® Barclays Short Term International Treasury Bond ETF
SPDR® Barclays Intermediate Term Corporate Bond ETF
SPDR® Barclays Long Term Corporate Bond ETF
SPDR® Barclays Convertible Securities ETF
SPDR® Barclays Mortgage Backed Bond ETF
SPDR® Wells Fargo Preferred Stock ETF
SPDR® Barclays Short Term Corporate Bond ETF
SPDR® Nuveen Barclays Capital Build America Bond ETF
SPDR® Barclays International Corporate Bond ETF
SPDR® Barclays Emerging Markets Local Bond ETF
SPDR® Barclays Issuer Scored Corporate Bond ETF
SPDR® Nuveen S&P® High Yield Municipal Bond ETF
SPDR® Barclays Short Term Treasury ETF
SPDR® Barclays Investment Grade Floating Rate ETF
SPDR® Barclays Short Term High Yield Bond ETF
SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF
SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF
SPDR® S&P® 1500 Value Tilt ETF
SPDR® S&P® 1500 Momentum Tilt ETF
SPDR® Russell 1000® Low Volatility ETF
SPDR® Russell 2000 Low Volatility ETF
SPDR® S&P 500 Buyback ETF
SPDR® MSCI USA Quality Mix ETF
SPDR® S&P 500 High Dividend ETF
SPDR® S&P 500 Fossil Fuel Free ETF
SPDR® Russell 1000 Yield Focus ETF
SPDR® Russell 1000 Momentum Focus ETF
SPDR® Russell 1000 Focus ETF
SPDR® FactSet Innovative Technology ETF

Effective With SEC, But Not Operational
SPDR S&P Building & Construction ETF
SPDR S&P Computer Hardware ETF
SPDR S&P Food & Beverage ETF
SPDR S&P LeisureTime ETF
SPDR S&P Outsourcing & IT Consulting ETF
SPDR S&P 1500 Volatility Tilt ETF
SPDR S&P Commercial Paper ETF
SPDR S&P Agency Bond ETF
SPDR Barclays Corporate Bond ETF
SPDR Barclays Corporate Industrial Bond ETF
SPDR Barclays Corporate Financial Bond ETF
SPDR Barclays Corporate Utilities Bond ETF
SPDR Barclays Zero Coupon Bond ETF
SPDR Barclays CMBS ETF
SPDR Barclays Global Convertible Securities ETF
SPDR Barclays Breakeven Inflation ETF

SPDR S&P Commercial Paper ex-Financials ETF
SPDR Barclays Floating Rate Treasury ETF

Dated: January 12, 2016

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